SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated June 19, 2002

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Underwriting Agreement

Item 5. Other Events.

     On June 19, 2002, Arris Group, Inc. (the “Company”) entered into an underwriting agreement with CIBC World Markets Corp. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), and Nortel Networks LLC (the “Selling Stockholder”), relating to a public offering by the Selling Stockholder of 15,000,000 shares (the “Shares”) of the Company’s common stock at a price per share of $4.71. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The closing of the offering is expected to occur on June 25, 2002. A copy of the underwriting agreement is filed as an exhibit to this report.

     The offering is being made under a Registration Statement on Form S-3 (No. 333-88498) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 7, 2002. On June 20, 2002, the Company filed with the Securities and Exchange Commission a supplement to the prospectus in the Registration Statement, dated June 19, 2002, relating to the issuance and sale of the Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement dated as of June 19, 2002, by and among the Company, CIBC World Markets Corp. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto, and Nortel Networks LLC.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

	By:	/s/ David B. Potts David B. Potts Senior Vice President, Finance

Dated: June 20, 2002

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